SCHEDULE 13D

CUSIP No. 03662X 10 0	Page 8 of 8 Pages

Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the common stock of Answers Corporation is filed on behalf of each of the undersigned.

Dated: February 10, 2012

REDPOINT OMEGA, L.P.

By:	Redpoint Omega, LLC
Its:	General Partner

By:	/s/ W. Allen Beasley
Name:	W. Allen Beasley
Managing Director

REDPOINT OMEGA ASSOCIATES, LLC

By:	/s/ W. Allen Beasley
Name:	W. Allen Beasley
Manager

REDPOINT OMEGA, LLC

By:	/s/ W. Allen Beasley
Name:	W. Allen Beasley
Managing Director

Attention: Intentional misstatements or omissions of fact constitute Federal criminal violations (See 18 U.S.C. 1001)